UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

World Wrestling Entertainment, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WWE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on September 12, 2023 (the “Closing Date”), the principal financial officer of World Wrestling Entertainment, Inc. (n/k/a World Wresting Entertainment, LLC) (the “Company”), Frank A. Riddick III, ceased to be an officer of the Company in connection with the consummation of the transactions contemplated by the Transaction Agreement, dated as of April 2, 2023, by and among the Company, Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC, TKO Operating Company, LLC, TKO Group Holdings, Inc. and Whale Merger Sub Inc. Mr. Riddick and the Company agreed that Mr. Riddick’s last day of employment with the Company will be September 29, 2023. In connection with his separation from the Company, Mr. Riddick will be eligible to receive the severance compensation and benefits set forth in his amended and restated employment agreement with the Company relating to a qualifying termination following a change in control of the Company and full vesting and payment of his sale bonus, each as described in the Company’s Information Statement / Prospectus dated August 22, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, LLC

Date: September 15, 2023	By:	/s/ Nick Khan
Name: Nick Khan
Title: President